Exhibit 32.1
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
     I, Thomas Smith, the Principal Executive Officer of Westin Realty Corp, the General Partner of Westin Hotels Limited Partnership (“WHLP”), certify that (i) the Form 10-K for the year ended December 31, 2006 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of WHLP.

/s/ Thomas Smith
Thomas Smith
Principal Executive Officer of Westin Realty Corp., the General Partner of Westin Hotels Limited Partnership

March 16, 2007